UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Team Health Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TeamHealth Video transcription

Voice over: Today, TeamHealth announced its intent to partner with Blackstone Group, a global private equity firm. Once the transaction is complete, TeamHealth will become a private company. We sat down with TeamHealth President and CEO, Leif Murphy, and Co-Founder and Executive Chairman, Dr. Lynn Massingale, to learn more.

Graphic: Give us a sense of the transaction and what it means for TeamHealth.

Leif Murphy: “This is a very exciting transaction for TeamHealth. The healthcare market and the uncertainties around healthcare reform and what the presidential election means for healthcare in the future, things have become very complicated and very difficult for a lot of investors to understand. The Blackstone Group is a very sophisticated healthcare investor. They understand the different mechanisms that are in place in healthcare, and they will be there to provide capital as we identify the great opportunities we have ahead of us. They will help us to fund acquisitions, help us to fund sales initiatives, help us to fund infrastructure investments as we go through this period of unprecedented growth and opportunity for TeamHealth in this complex environment.”

Graphic: Why are we partnering with Blackstone?

Leif Murphy: “I think it’s important to note that having had Blackstone as a partner in the past is indicative of their understanding of the company. They recognize our commitment to quality and safety. They invest in the bellwether companies in the industries where they put money to work. And, they’ve identified TeamHealth as that bellwether company they can really be differentiated in hospital-based physicians, anesthesia, everything around the emergency department and now the post-acute network as well.”

Graphic: TeamHealth previously partnered with Blackstone. What can you tell us about that?

Dr. Lynn Massingale: “We worked with Blackstone from 2005-2013. We found them to be exceptional business thinkers. They were great capital partners as Leif alluded, and during the period of our relationship with them, TeamHealth grew 240%. It was a terrific period of growth, and they were great business partners.”

Graphic: Will our culture change?

Dr. Lynn Massingale: “When we met Blackstone in 2005, we learned a lot about them. We learned that they pick leading industries and pick leading companies within those industries. They, in turn, learned a lot about us. The first part of that was that they learned about our culture. They were very supportive of that culture and embraced it quickly. They were very supportive of our clinical initiatives and all the things we were doing around patient safety. And, we found that relationship to be extremely collaborative. I am confident that it will be again.”

Graphic: Will our day-to-day operations change?

Leif Murphy: “The transaction itself is bringing in a capital partner. So it should not affect day-to-day operations, how we make decisions, how we organize ourselves around patients and quality and safety. Where it will help us as a company is that we can spend less time working with some of the public equity markets—trying to satisfy the constant need for external information and trying to satisfy the rigor of being a public company. So, we will have advantages there in being able to focus on the core business, focus on our growth initiatives, and focus on making TeamHealth a better, bigger and more effective company in the days going forward. It will not affect our contracts with our customers, jobs or our employees and how we do business every day. We should, from an employee, physician or clinician perspective, see things very consistent with how they have been in the past with the assurance of having a good capital partner that can help us fund the initiatives we need to meet our goals over the long-term.”

Graphic: Do you have any final thoughts to share with clinicians and employees?

Leif Murphy: “This is truly an exciting time in healthcare. It’s an exciting time for TeamHealth, and I couldn’t be more excited to have Blackstone as our capital partner as we move forward. We will continue to differentiate ourselves on being the absolute best in quality and safety and positioned perfectly for the future of healthcare.”

Dr. Lynn Massingale: “Since the very beginning of TeamHealth, the single most important thing has been the interaction between the patient, a clinician and a family at 2:00 in the morning. If we get that right, everything else goes right. All our administrative efforts here are in support of that. We get that. Blackstone gets that. And, we are very excited about working together in service of those goals. Thanks to each of you who make that real every single day for the patients and work in support of the clinicians who are delivering that care.”

Graphic: For more information, visit TeamHealth.com/Blackstone

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Team Health Holdings Inc. (the “Company”). Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the current U.S. and global economic conditions; the current U.S. and state healthcare reform legislative initiatives; the Company’s exposure to financial risk under the BPCI program and other value based payment programs; the Company’s ability to find suitable acquisition candidates or successfully integrate completed acquisitions, including the Company’s acquisition of IPC Healthcare, Inc. (“IPC”); the Company’s ability to realize the expected benefits of the acquisition of IPC.; the risk that the IPC acquisition disrupts current plans and operations and disrupts the Company’s relationship with payors, physicians and other healthcare professionals; the Company’s ability to realize the value of intangible assets, including goodwill, recognized in connection with the Company’s acquisitions; the effect and interpretation of current or future government regulation of the healthcare industry, and the Company’s ability to comply with these regulations; the Company’s exposure to billing investigations and audits by private payors and federal and state authorities, as well as auditing contractors for governmental programs; the Company’s exposure to professional liability lawsuits; the adequacy of the Company’s insurance reserves; the Company’s reliance on reimbursements by third-party payors, as well as payments by individuals; the impact of recent or potential federal and state legislation that restricts the Company’s ability to balance bill patients, or prescribes how potential out of network charges are calculated and reimbursed; change in rates or methods of government payments for the Company’s services; the general level of emergency department patient volumes at the Company’s clients’ facilities; the Company’s exposure to the financial risks associated with fee for service contracts; the Company’s ability to timely or accurately bill for services; the Company’s ability to timely enroll healthcare professionals in the Medicare program; a reclassification of independent contractor physicians by tax authorities; the concentration of a significant number of the Company’s programs in certain states, particularly Florida, Ohio, and Tennessee; any loss of or failure to renew contracts within the Military Health System Program, which are subject to a competitive bidding process; the Company’s exposure to litigation; fluctuations in the Company’s quarterly operating results, which could affect the Company’s ability to raise new capital for its business; effect on the Company’s revenues if it experiences a net loss of contracts; the Company’s ability to accurately assess the costs it will incur under new contracts; the Company’s ability to implement its business strategy and manage its growth effectively; the Company’s future capital needs and ability to raise capital when needed; the Company’s ability to successfully recruit and retain qualified healthcare professionals; enforceability of the Company’s non-competition and non-solicitation contractual arrangements with some affiliated physicians and professional corporations; the high level of competition in the Company’s industry; the Company’s dependence on numerous complex information systems and the Company’s ability to maintain these systems or implement new systems or any disruptions in the Company’s information systems; the Company’s ability to protect its proprietary technology and services; the Company’s loss of key personnel and/or ability to attract and retain highly qualified personnel; the Company’s ability to comply with privacy regulations regarding the use and disclosure of patient information; the Company’s ability to comply with federal or state anti-kickback laws; the Company’s ability to comply with federal and state physician self-referral laws and regulations or issuance of additional legislative restrictions; changes in existing laws or regulations, adverse judicial or administrative interpretations of these laws and regulations or enactment of new legislation; changes in accounting standards, rules and interpretations or inaccurate estimates or assumptions in the application of accounting policies and the impact on the Company’s financial statements; the Company’s exposure to a loss of contracts with its physicians or termination of relationships with its affiliated professional corporations in order to comply with antitrust laws; our substantial indebtedness and ability to incur substantially more debt; the Company’s ability to generate sufficient cash to service its debt; and restrictive covenants in its debt agreements, which may restrict the Company’s ability to pursue its business strategies and our ability to comply with them.

For a more detailed discussion of these factors, see the information under the caption “Risk Factors” herein and in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein and in the Company’s most recent Annual Report on Form 10-K filed on February 22, 2016.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Blackstone. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.adt.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2016.